Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                        For the Month of September 1999
                     Distribution Date of October 15, 1999
                           Servicer Certificate #41

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                     $72,004,628.02
Beginning Pool Factor                                           0.1565509

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,861,139.07
     Interest Collected                                       $508,379.31

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $247,754.39
Total Additional Deposits                                     $247,754.39

Repos / Chargeoffs                                             $26,119.71
Aggregate Number of Notes Charged Off                                  70

Total Available Funds                                       $5,617,272.77

Ending Pool Balance                                        $67,117,369.24
Ending Pool Factor                                              0.1459251

Servicing Fee                                                  $60,003.86

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,988,029.78
     Target Percentage                                               5.00%
     Target Balance                                         $3,355,868.46
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($329,208.52)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       8.983%
Current Weighted Average Remaining Term (months):                   16.07

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days            $793,317.69        556
                                31 - 60 days           $189,759.20        140
                                60+  days               $58,389.47         39

     Total:                                          $1,041,466.36        566

     Balances:                  60+  days              $639,306.47         39

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $41,112.51
+    Excess Serv.                                      $288,096.01
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,988,029.78


Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of September 1999

                                                                                     NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                          $72,004,628.02
Ending Pool Balance                             $67,117,369.24

Collected Principal                              $4,861,139.07
Collected Interest                                 $508,379.31
Charge - Offs                                       $26,119.71
Liquidation Proceeds / Recoveries                  $247,754.39
Servicing                                           $60,003.86
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $5,557,268.91

Beginning Balance                               $72,004,628.02              $0.00     $64,887,591.54     $7,117,036.48

Interest Due                                       $381,914.12              $0.00        $343,363.51        $38,550.61
Interest Paid                                      $381,914.12              $0.00        $343,363.51        $38,550.61
Principal Due                                    $4,887,258.78              $0.00      $4,667,332.13       $219,926.65
Principal Paid                                   $4,887,258.78              $0.00      $4,667,332.13       $219,926.65

Ending Balance                                  $67,117,369.24              $0.00     $60,220,259.41     $6,897,109.83
Note / Certificate Pool Factor                                             0.0000             0.1734            0.3332
   (Ending Balance / Original Pool Amount)
Total Distributions                              $5,269,172.90              $0.00      $5,010,695.64       $258,477.26

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $288,096.01
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,988,029.78
(Release) / Draw                                  ($329,208.52)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of September 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                   5               4                3                2               1
                               Apr-99              May-99          Jun-99           Jul-99           Aug-99           Sep-99
Beginning Pool Balance     $100,224,175.10    $93,880,094.85   $86,602,446.04   $82,209,017.41   $76,686,469.51   $72,004,628.02

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $76,593.80        $35,040.30       $20,995.93       $29,396.46       $29,281.81       $26,119.71
    Recoveries                 $103,056.09       $188,222.53      $110,721.64       $48,949.05      $218,219.04      $247,754.39

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)           $85,432.69               Total Charged off (Months 1 - 6)          $217,428.01
     Total Recoveries (Months 3, 2, 1)           $514,922.48               Total Recoveries (Months 1 - 6)           $916,922.74
     Net Loss / (Recoveries) for 3 Mos          ($429,489.79)(a)           Net Loss/(Recoveries) for 6 Mos.         ($699,494.73)(c)

Total Balance (Months 5, 4, 3)               $262,691,558.30 (b)           Total Balance (Months 1 - 6)          $511,606,830.93(d)

Loss Ratio Annualized  [(a/b) * (12)]                -1.9620%              Loss Ratio Annualized [(c/d) (12)]           -1.6407%

Trigger:  Is Ratio > 1.5%                                 No               Trigger:  Is Ratio > 6.0%                          No

                                                                                    Jul-99           Aug-99           Sep-99
B)   Delinquency Trigger:                                                          $734,879.00      $697,674.90      $639,306.47
     Balance delinquency 60+ days                                                     0.89392%         0.90978%         0.88787%
     As % of Beginning Pool Balance                                                   0.77349%         0.82224%         0.89719%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer